Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 16, 2012, with respect to the consolidated financial statements of LINC Logistics Company contained in Amendment No. 10 to the Registration Statement and Prospectus. We consent to the use of the aforementioned report in Amendment No. 10 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Southfield, Michigan

March 30, 2012